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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    Form 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  ------------

                      DECMBER 11, 2002 (DECEMBER 11, 2002)
               (DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED))


                               CENDANT CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                     1-10308                  06-0918165
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NO.)        (I.R.S. EMPLOYER
    OF INCORPORATION OR                                   IDENTIFICATION NUMBER)
       ORGANIZATION)

             9 WEST 57TH STREET
                NEW YORK, NY                                    10019
           (ADDRESS OF PRINCIPAL                             (ZIP CODE)
             EXECUTIVE OFFICE)




                                 (212) 413-1800
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



                                      NONE
       (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF APPLICABLE)




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Item 5.  Other Events

         EXCEPT AS EXPRESSLY INDICATED OR UNLESS THE CONTEXT OTHERWISE REQUIRES, "CENDANT", "WE", "OUR", OR "US" MEANS CENDANT CORPORATION, A DELAWARE CORPORATION, AND ITS SUBSIDIARIES.

         On December 11, 2002, we announced that we have obtained a new $2.9 billion three-year revolving credit facility replacing $2.4 billion of credit facilities scheduled to expire in August 2003 and February 2004. The new credit facility represents a $500 million increase in Cendant's credit lines.

         A copy of the press release announcing our signing of a new Three-Year Revolving Credit Agreement and a copy of the Credit Agreement are attached as Exhibits 99.1 and 99.2, respectively, to this Form 8-K and are incorporated by reference herein.

Item 7. Exhibits

         See Exhibit Index.



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                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   CENDANT CORPORATION



                                   BY:  /s/ ERIC J. BOCK
                                        ------------------------------------
                                           Eric J. Bock
                                           Executive Vice President
                                           and Corporate Secretary


Date:  December 11, 2002








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                               CENDANT CORPORATION
                           CURRENT REPORT ON FORM 8-K
               REPORT DATED DECEMBER 11, 2002 (DECEMBER 11, 2002)


                                  EXHIBIT INDEX


EXHIBIT NO.       DESCRIPTION
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99.1              Press Release issued by Cendant Corporation on December 11,
                  2002, announcing its signing of a new Three-Year Revolving
                  Credit Agreement.

99.2 Three Year Competitive Advance and Revolving Credit Agreement dated as of December 10, 2002 among Cendant Corporation, as Borrower , the lenders referred to therein, JPMorgan Chase Bank, as Administrative Agent, Bank of America, N.A., as Syndication Agent and The Bank of Nova Scotia, Citibank, N.A. and Barclays Bank Plc, as Co-Documentation Agents.